                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the 1995 Stock Option/Stock Issuance Plan and the 1995 Employee Stock Purchase Plan of DepoTech Corporation of our report dated February 6, 1998, with respect to the financial statements of DepoTech Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP
                                                        ----------------------
                                                        ERNST & YOUNG LLP
San Diego, California
June 18, 1998